EXHIBIT 23.1











                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




     As independent public accountants, we hereby consent to the incorporation by reference of our report dated April 5, 1994, incorporated by reference in the Company's Form 10-K for the year ended December 31, 1994, into the Company's previously filed Registration Statement Nos. 33-19666 (Price Related Bonus Plan for Salaried Employees), 33-21344 (1987 Stock Option and Stock Award Plan), 33-35566 (1989 Stock Option and Stock Award Plan), 33-35569 (1989 Stock Option Plan for Non-Employee Directors), 33-66500 (Employee Savings Plan), 33-66498 (Savings Plan for Hourly-Rated Employees), 33-47910 (1992 Restricted Stock Plan for Non-Employee Directors) and 33-64766 (1993 Stock Option and Stock Award Plan) on Forms S-8, and Registration Statement Nos. 33-26294 (Warrants to purchase 4,250,000 shares of Class B Common Stock), 33-53021 (Shelf Registration of various Debt and Equity Securities) and 33-52857 (Selling Shareholders Registration) on Forms S-3. It should be noted that we have not audited any financial statements of Empresa Minera Especial Tintaya S.A. subsequent to December 31, 1993, or performed any audit procedures subsequent to the date of our report.





                              Price Waterhouse




Lima - Peru
  March 7, 1995.